October 19, 2018

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Independent Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of two independent directors, for terms beginning January 1, 2019 and ending on December 31, 2022. The directors elected are indicated below.

DISTRICT ONE – NEW ENGLAND

Number of Members Voting in Election (Total Ballots Received)	223
Total Number of Eligible Votes (Potential)	9,347,601
FHFA 20% Threshold Requirement	1,874,920

VOTES RECEIVED
*Joan M. Carty	5,187,681
President and CEO of Housing Development Fund, Stamford, Connecticut
Public Interest Director

*Patrick E. Clancy	5,180,652
Principal of The Clancy Company, Kennebunkport, Maine (independent consultant and developer of affordable housing);
Former President and CEO, The Community Builders, Inc., Boston, MA
Public Interest Director

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel
Corporate Secretary

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*Ms. Carty and Mr. Clancy were reelected to four-year terms expiring December 31, 2022. These directorships have been designated as “public interest”.